Exhibit 10.1

RESTRICTED STOCK AWARD

UNDER THE PROVISIONS OF

THE CONVERGYS CORPORATION

1998 LONG TERM INCENTIVE PLAN

Name of Employee:	«First_Name» «Last_Name»
Award Date:	«Grant_Date»

Number of Restricted Shares: «M__0f_Shares»

Pursuant to the provisions of the Convergys Corporation 1998 Long Term Incentive Plan (the “Plan”), a copy of which has been delivered to you, the Compensation and Benefits Committee of the Board of Directors of Convergys Corporation (the “Compensation Committee”) has granted you an award of «M__0f_Shares» common shares, without par value, of Convergys Corporation (the “Shares”), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.

1.    Securities Subject to this Agreement. This Agreement is made with respect to the Shares and any securities (including additional common shares of Convergys Corporation (the “Company”)) issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or recapitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Reference herein to the Shares shall include any such securities issued in respect of the Shares.

2.    Rights of Ownership. Except for the Restrictions (as defined in Section 3 hereof) and subject to the provisions regarding forfeiture set forth in Section 7 hereof, you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

3.    Restrictions. Neither the Shares nor any interest therein may be transferred or conveyed by you in any manner whatsoever, whether or not for consideration (the “Restrictions”), except upon the passage of time or occurrence of events as specified in Sections 4, 5, and 6 hereof.

4.    Lapse. The Restrictions shall lapse and be of no further force and effect as to «Agree_Vesting» % of the Shares on «Vest_Date».

5.    Termination of Restrictions – Death. In the event of your death while employed by the Company or any of its subsidiaries, the Restrictions shall terminate and be of no further force or effect, effective as of the date of death. Upon the Restrictions terminating, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto by reason of your death, may transfer the unrestricted Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or in the absence of any will under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

6.     Termination of Restrictions – Disability, Retirement and Termination Without Cause.

a.	Disability. If you shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and if as the result thereof the Compensation Committee approves the termination of your employment on terms that include the right to transfer the Shares free of the Restrictions, the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee.

b.	Retirement. If you retire at any time after having attained age 55 and completed at least ten years of service with the Company or any of its subsidiaries, the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee.

c.	Termination Without Cause. If your employment is terminated without Cause prior to the second anniversary of the date of this award, the Restrictions shall terminate and be of no further force and effect as of the date you cease to be an employee. For purposes of this Agreement, “Cause” shall be defined as it is in your Employment Agreement dated <Date>.

7.    Forfeiture. If you cease to be an employee of the Company or any of its subsidiaries prior to <Vest Date>, except as provided in Section 4, 5, and 6 hereof and except as otherwise provided in your Employment Agreement dated                          , any Shares which remain subject to the Restrictions of the date such employment terminates shall be at once forfeited to the Company as of the date of such termination of employment (the “Forfeiture Date”). Upon such forfeiture all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you have executed and delivered to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 7 to (a) date (as of the Forfeiture Date) those stock powers relating to Shares that remain subject to the Restrictions as of the Forfeiture Date and (b) present such stock powers and the certificates to which they relate to the Company’s transfer agent or other appropriate party for the sole purpose of transferring the forfeited Shares to the Company.

8.    Matters Relating to Certificates.

(a)    Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 9.

(b)    Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

“The Shares evidenced by this certificate are subject to the terms of a Restricted Stock Agreement between the registered holder hereof and Convergys Corporation, dated as of «Grant_Date», and may not be transferred by the holder, except as provided by the terms of such agreement, a copy of which is on deposit with the Secretary of Convergys Corporation and which will be mailed to a shareholder of Convergys Corporation without charge within five days after receipt of a written request.”

Upon the lapse or termination of the Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company’s transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extent appropriate, in your name and without the foregoing legend. Any Shares evidenced by such certificate which remain subject to the Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in exchange, if applicable, for a stock power relating to any Shares which remain subject to the Restrictions).

9.    Interpretation. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and this Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

10.    Withholding. In connection with the award of Shares to you and any dividend payments made while such Shares remain subject to restrictions hereunder, the Company will withhold or cause to be withheld from your salary payments such amounts of tax at such times as may be required by law to be withheld with respect to the Shares and/or dividends, provided that if your salary is not sufficient for such purpose, you shall remit to the Company, on request, the amount required for such withholding taxes. Within 45 days after issuance of the certificates representing the Shares, you shall advise the Company in writing whether or not you have made an election, under Section 83(b) of the Internal Revenue Code of 1986, to include the fair market value of the Shares in your gross income for the calendar year in which the certificates are issued.

11.    Notices. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, first class postage prepaid, and addressed as follows:

TO THE COMPANY:	Convergys Corporation
201 East Fourth Street, RM. 102-2060
P. O. Box 1638
Cincinnati, Ohio 45202
Attention: Assistant Secretary of the Compensation and Benefits Committee

TO THE EMPLOYEE:	«First_Name» «Last_Name»
«Street»
«City_State_Zip»

or to any other address as to which notice has been given in the manner herein provided.

12.    Miscellaneous. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provisions of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

Please indicate your acceptance by signing at the place provided and returning this Agreement.

COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS OF CONVERGYS CORPORATION

Dated:	By:
Assistant Secretary

Dated:
Accepted and Agreed

: